UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION REQUIRED IN AN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                        EL CAPITAN PRECIOUS METALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box): [X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction: None

(5)  Total fee paid: None

[ ]  Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration No.:
(3)  Filing Party:
(4)  Date Filed:

                      INFORMATION REQUIRED BY SCHEDULE 14C


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

The following Amendment to the Articles of Incorporation of El Capitan Precious Metals, Inc. (the "Company") has been approved by the Company's Board of Directors and will be approved by Consent of Shareholders owning a majority of the outstanding Company common stock shares, as of the record date of December 28, 2004, by means of written consent on March 14, 2005:

         RESOLVED, the Company shall amend its Articles of Incorporation to increase its authorized Common Stock shares from One Hundred Million (100,000,000) to Three Hundred Million (300,000,000) (the "Authorized Share Increase").

The Company's Articles of Incorporation are being amended to provide additional Common Stock shares that may be required for future acquisitions of mining properties and/or mining companies by the Company. The Company has commenced negotiations with several mining companies and owners of mining properties concerning possible future acquisitions. At this time the Company has not reached any agreement or arrangement with respect to any acquisition.

The effect of the amendment is to increase the Company's authorized but unissued Common Stock shares. The Company will have 66,474,953 Common Stock shares issued and outstanding with an additional 233,525,047 authorized and unissued Common Stock shares and 5,000,000 authorized shares of Preferred Stock with none issued after the Authorized Share Increase becomes effective. The Company presently has no plans to issue any Common Stock or Preferred Stock in any offering or transaction.

The above described changes to the Company's Articles of Incorporation are not intended to have any anti-takeover effect and are not part of any series of anti-takeover measures contained in any debt instrument or the Company's Articles of Incorporation or Bylaws in effect on the date of this Information Statement. However, Company shareholders should note that the availability of additional authorized and unissued shares of Common Stock and Preferred Stock could make any attempt to gain control of the Company or its Board of Directors more difficult or time consuming and that the availability of the additional authorized and unissued shares might make it more difficult to remove the Company's management. Although the Company's Board currently has no intentions of doing so, shares of Common Stock or Preferred Stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost, or the number, of voting shares necessary to acquire control of the Board or to meet voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company. The Company's management is not presently aware of any specific efforts to accumulate Company stock.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of December 28, 2004 concerning shares of Common Stock with $.001 par value, the Company's only voting securities. On December 28, 2004, the Company had 66,474,953 Common Stock shares outstanding. This table includes all beneficial owners who own more than 5% of the outstanding voting securities, each of the Company's directors, each person who is known by the Company to own beneficially more than 5% of the outstanding voting securities of the Company, and by the Company's executive officers and directors as a group.

                     Name and Address            Amount and Nature    Percent of
Title of Class      of Beneficial Owner         of Beneficial Owner      Class
--------------   ---------------------------   ---------------------  ----------

Common Stock     Gold and Minerals Co., Inc.     36,825,000 shares       55.4%
                 P.O. Box 5148
                 Phoenix, AZ  85261

Common Stock     Charles C. Mottley               1,904,211 shares        2.9%
                 14301 N. 87th Street
                 Suite 216
                 Scottsdale, AZ  85260

Common Stock     Steve Antol                              0 shares        0.0%
                 14301 N. 87th Street
                 Suite 216
                 Scottsdale, AZ  85260

Common Stock     James Rickets                            0 shares        0.0%
                 14301 N. 87th Street
                 Suite 216
                 Scottsdale, AZ  85260

Common Stock     Wayne W. Mills                   3,353,261 shares        5.0%
                 5020 Blake Road S.
                 Edina, MN 55436

Common Stock     All Directors and Executive      1,904,211 shares        2.9%
                 Officers as a Group (three
                 people)


          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

A separate document will be delivered to each shareholder regardless of address.


                                  FILING PARTY
                        El Capitan Precious Metals, Inc.

                          Date Filed: February 2, 2005


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